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Exhibit 5.1

[VINSON & ELKINS L.L.P. LETTERHEAD]

December 8, 2005

Pacific Energy Partners, L.P.
Pacific Energy Finance Corporation
Pacific Energy Group LLC
Pacific Marketing and Transportation LLC
Pacific Atlantic Terminal LLC
Rocky Mountain Pipeline System LLC
Ranch Pipeline LLC
PEG Canada GP LLC
PEG Canada, L.P.

  Re:
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Pacific Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and Pacific Energy Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership (the "Company"), with respect to the preparation of the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Partnership and the Company, as issuers (collectively, the "Issuers"), and by Pacific Energy Group LLC, a Delaware limited liability company, Pacific Marketing and Transportation LLC, a Delaware limited liability company, Pacific Atlantic Terminal LLC, a Delaware limited liability company, Rocky Mountain Pipeline System LLC, a Delaware limited liability company, Ranch Pipeline LLC, a Delaware limited liability company, PEG Canada GP LLC, a Delaware limited liability company, and PEG Canada, L.P., a Delaware limited partnership, as guarantors (collectively, the "Guarantors"), with the Securities and Exchange Commission (the "Commission") in connection with (i) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 6 1/4% Senior Notes due 2015 (the "New Notes") registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $175,000,000 aggregate principal amount of the Issuers' outstanding 6 1/4% Senior Notes due 2015 (the "Outstanding Notes") and (ii) the Guarantors' unconditional senior guarantees of the payment of the New Notes (the "Guarantees") also being registered pursuant to the Registration Statement under the Securities Act. The New Notes will be issued under an Indenture, dated as of September 23, 2005 (the "Indenture"), among the Partnership, the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

        Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates, documents, instruments and records of the Partnership, the Company and the Guarantors, including the Indenture, and we reviewed such questions of law, as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

        Based on the foregoing, we are of the opinion that:

          (i)    When the Registration Statement has become effective under the Securities Act, and the New Notes have been duly executed and authenticated in accordance with the Indenture and issued as contemplated in the Registration Statement, the New Notes will constitute valid and legally binding obligations of the Partnership and the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

          (ii)   When the Registration Statement has become effective under the Securities Act, the Guarantees will constitute valid and legally binding obligations of the Guarantors, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

        We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture or the New Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

        We are members of the bar of the State of New York. The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, and the Delaware Limited Liability Company Act in effect as of the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

                      Very truly yours,

                      /s/ VINSON & ELKINS L.L.P.

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  Exhibit 5.1